EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2005, except for the paragraphs under Stock-Based Compensation in note a and note v, as to which the date is June 22, 2005, and note x, as to which the date is July 27, 2005, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K of International Business Machines Corporation dated July 27, 2005. We also consent to the incorporation by reference of our report dated February 22, 2005, relating to the financial statement schedule, which appears in the Annual Report on Form 10-K of International Business Machines Corporation for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
February 17, 2006